EXHIBIT 31.3
CERTIFICATION
I, George A. Schreiber, Jr., certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of SEMCO Energy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	/s/ George A. Schreiber, Jr.
George A. Schreiber, Jr. President and Chief Executive Officer (principal executive officer) SEMCO Energy, Inc.